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                                                            Exhibit 23(g)2


                              Appendix A
                     (As Amended __________, 1998)

     The following Funds constitute the separate series of the Trust:

Liquid Asset U.S. Government Money Market Fund
Liquid Asset Money Market Fund
Sponsored Liquid Asset U.S. Government Money Market Fund
Sponsored Liquid Asset Money Market Fund
SweepCash U.S. Government Money Market Fund
SweepCash Money Market Fund
Institutional Cash U.S. Government Money Market Fund
Institutional Cash Money Market Portfolio
Money Market Portfolio
U.S. Government Money Market Portfolio

     IN WITNESS WHEREOF, the Trust and the Custodian have each caused this amended Appendix A to the Custodian Contract dated ____________________, 1998, to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first indicated above.

U.S. BANK NATIONAL ASSOCIATION


By:  _____________________
     Name:
     Title:

ATTEST:

------------------
Name:
Title:

CADRE INSTITUTIONAL INVESTORS TRUST


By:  _________________________
     Name:
     Title:

ATTEST:

--------------------
Name:
Title:


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